                                                                    EXHIBIT 99.2

                          INDEX TO FINANCIAL STATEMENTS

ACQUION, INC.                                                                                         PAGE
                                                                                                      ----

       Audited:

       Independent Auditors' Report........................................................            F-2
       Balance Sheet as of October 31, 1996................................................            F-3
       Statement of Operations for the year ended October 31, 1996.........................            F-4
       Statement of Shareholder's Deficit for the year ended October 31, 1996..............            F-5
       Statement of Cash Flows for the year ended October 31, 1996.........................            F-6
       Notes to Financial Statements for the year ended October 31, 1996...................            F-7

       Unaudited:

       Balance Sheet as of August 22, 1997.................................................           F-12
       Statements of Operations for the periods from November 1 through August 22,
            1996 and 1997..................................................................           F-13
       Statements of Cash Flows for the periods from November 1 through August 22,
            1996 and 1997..................................................................           F-14
       Notes to Unaudited Financial Statements.............................................           F-15


HARBINGER CORPORATION AND SUBSIDIARIES PRO FORMA FINANCIAL INFORMATION

       Unaudited Pro Forma Consolidated Statements of Operations for the year ended
            December 31, 1996, reflecting the pro forma adjustments for all acquisitions
            prior to Acquion...............................................................           F-17
       Notes to Unaudited Pro Forma Consolidated Statements of Operations..................           F-19

       Unaudited Pro Forma Consolidated Statements of Operations for the year ended
            December 31, 1996 and the nine months ended September 30, 1997, reflecting
            the acquisition of Acquion.....................................................           F-24
       Notes to Unaudited Pro Forma Consolidated Statements of Operations..................           F-27













                                       F-1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder
Acquion, Inc.:

We have audited the accompanying balance sheet of Acquion, Inc. (a wholly owned subsidiary of FD Engineers & Constructors, Inc.) as of October 31, 1996 and the related statements of operations, shareholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquion, Inc. as of October 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                                 KPMG PEAT MARWICK LLP


Atlanta, Georgia
October 1, 1997




                                       F-2

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                                  BALANCE SHEET

                                OCTOBER 31, 1996

                                     ASSETS

Accounts receivable, net of allowance for doubtful
    accounts of $36,000                                          $  123,000
Prepaid expense                                                     129,000
Other current assets                                                 11,000
                                                                 ----------
           Total current assets                                     263,000

Property and equipment, less accumulated
    depreciation and amortization                                   354,000
                                                                 ----------

                                                                 $  617,000
                                                                 ==========

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Accounts payable                                                 $  315,000
Accrued expenses                                                    196,000
Deferred revenue                                                     48,000
Accrued contract costs and losses                                 1,093,000
                                                                 ----------
           Total current liabilities                              1,652,000

Shareholder's deficit:
    Common stock, no par value; 10,000 shares
      authorized, 1,000 shares issued and outstanding               -
    Additional paid-in capital                                    8,124,000
    Accumulated deficit                                          (9,159,000)
                                                                 ----------
           Total shareholder's deficit                           (1,035,000)

Commitments and contingencies
                                                                 ----------

                                                                 $  617,000
                                                                 ==========

See accompanying notes to financial statements.

                                       F-3

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                             STATEMENT OF OPERATIONS

                           YEAR ENDED OCTOBER 31, 1996

Revenues:
    Services                                                      $     41,000
    Software                                                            82,000
                                                                  ------------
           Total revenues                                              123,000
                                                                  ------------

Cost of revenues:
    Services                                                         1,074,000
    Software                                                            10,000
                                                                  ------------
           Total cost of revenues                                    1,084,000
                                                                  ------------

           Gross margin                                               (961,000)
                                                                  ------------

Operating expenses:
    Selling and marketing                                            1,467,000
    General and administrative                                       1,297,000
    Depreciation and amortization                                       98,000
    Product development                                              1,251,000
                                                                  ------------
           Total operating expenses                                  4,113,000
                                                                  ------------

           Operating loss                                           (5,074,000)

Income taxes                                                                 -
                                                                  ------------

           Net loss                                               $ (5,074,000)
                                                                  ============


See accompanying notes to financial statements.



                                       F-4

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                       STATEMENT OF SHAREHOLDER'S DEFICIT

                           YEAR ENDED OCTOBER 31, 1996

                                                    Common stock                                           Total
                                                -------------------     Additional       Accumulated   shareholder's
                                                Shares       Amount   paid-in capital      deficit        deficit
                                                ------       ------   ---------------      -------        -------
Balance at October 31, 1995                     1,000      $    -         3,268,000     (4,085,000)        (817,000)
Capital contribution by Parent                      -           -         4,856,000              -        4,856,000
Net loss                                            -           -                 -     (5,074,000)      (5,074,000)
                                                -----      ------        ----------      ---------        ---------

Balance at October 31, 1996                     1,000      $    -         8,124,000     (9,159,000)      (1,035,000)
                                                =====      ======        ==========      =========        =========



See accompanying notes to financial statements.













                                       F-5

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                             STATEMENT OF CASH FLOWS

                           YEAR ENDED OCTOBER 31, 1996

Cash flows from operating activities:
    Net loss                                                            $(5,074,000)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
        Depreciation and amortization                                        98,000
        Provision for doubtful accounts                                      47,000
        (Increase) decrease in:
          Accounts receivable                                              (170,000)
          Prepaid expense                                                    71,000
          Other current assets                                                4,000
        Increase (decrease) in:
          Accounts payable                                                  270,000
          Accrued expenses                                                   94,000
          Deferred revenue                                                   48,000
          Accrued contract costs and losses                                 (79,000)
                                                                        -----------
              Net cash used in operating activities                      (4,691,000)
                                                                        -----------
Cash flows from investing activities - purchases of property
    and equipment                                                          (165,000)
                                                                        -----------
Cash flows from financing activities - capital contribution by Parent     4,856,000
                                                                        -----------
              Net increase in cash                                                -

Cash at beginning of year                                                         -
                                                                        -----------
Cash at end of year                                                     $         -
                                                                        ===========


See accompanying notes to financial statements.






                                       F-6

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                           YEAR ENDED OCTOBER 31, 1996

(1)    Description of Business and Summary of Significant Accounting Policies

      (a)  Business and Basis of Presentation

           Acquion, Inc. (the "Company") was organized as a wholly owned subsidiary of FD Engineers & Constructors, Inc. (the "Parent") in August 1994 and began operations in November 1994. The Company develops, markets, and supports software products to enable businesses to engage in electronic commerce using the Internet and value-added networks (VAN).

           The Company's operations have historically been funded by the Parent. The funding of Company expenses by the Parent are recorded in an intercompany payable account to the Parent. Cash receipts of the Company are transferred to the Parent and are recorded as a reduction of the intercompany payable account. At the end of each reporting period, the net intercompany payable balance is treated as a capital contribution by the Parent and recorded as additional paid-in capital. Because of operating losses incurred since inception and expected to continue, the Company's ability to continue operations is dependent upon continued funding by the Parent.

           Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and revenues and expenses for the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      (b)  Revenue and Cost Recognition

           The Company's revenues are derived primarily from fixed-price customer contracts which generally include licensing computer software to customers and providing consulting services which provide customers with a tailored software solution. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract. Contract costs include all direct and indirect costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenues derived from contracts to provide services on a time-and-materials basis are recognized as the related services are performed.



                                       F-7

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

      (c)  Property and Equipment

           Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets as follows:

                  Furniture and fixtures                     10 years
                  Purchased computer software                 7 years
                  Computer and office equipment             3-7 years

      (d)  Product and Software Development Costs

           Product development costs consist principally of compensation and benefits paid to the Company's employees or contractors. All product development costs not qualifying for capitalization as software development costs are expensed as incurred.

           The Company's policy is to expense all software development costs associated with establishing technological feasibility. Historically, development costs incurred after establishing technological feasibility but before customer release have been insignificant.

      (e)  Income Taxes

           The Company accounts for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Under SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (f)  Fair Value of Financial Instruments

           The Company uses financial instruments in the normal course of its business. The carrying values of accounts receivable, prepaid expense, other current assets, accounts payable, accrued expenses, deferred revenues, and accrued contract losses approximate fair value due to the short-term maturities of these assets and liabilities.



                                       F-8

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

(2)    Property and Equipment

       Property and equipment as of October 31, 1996 consist of the following:

           Computer and office equipment                              $365,000
           Purchased computer software                                 140,000
           Furniture and fixtures                                       22,000
                                                                      --------
                                                                       527,000
           Less accumulated depreciation and amortization              173,000
                                                                      --------

                                                                      $354,000
                                                                      ========
(3)    Accrued Expenses

       Accrued expenses as of October 31, 1996 consist of the following:

           Accrued vacation costs                                     $128,000
           Accrued travel costs                                         68,000
                                                                      --------

                                                                      $196,000
                                                                      ========

(4)    Shareholder's Deficit

       The Company's initial capitalization was provided by FD Engineers & Constructors, Inc. in August 1994 through the issuance of 1,000 shares of the Company's common stock in exchange for $1,000.

       The Company received $4,856,000 in capital contributions from the Parent to fund operations for the fiscal year ended October 31, 1996.

(5)    Income Taxes

       The Company is included in the consolidated federal income tax return filed by the Parent; however, the Company has provided for income taxes as if it were filing a separate income tax return.

       The Company has not recorded any income tax expense (benefit) during the year ended October 31, 1996 because of operating losses incurred since inception. As a result, the effective income tax rate is different from amounts computed by applying the statutory U.S. Federal income tax rate of 34% to loss before income taxes because of the Company's provision for a valuation allowance on all deferred income tax assets.



                                       F-9

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

       The income tax effects of the temporary differences that give rise to the Company's deferred income tax assets and liabilities as of October 31, 1996 are as follows:

       Deferred income tax assets:
           Net operating loss carryforwards                          $ 2,873,000
           Accrued contract costs and losses                             475,000
           Accrued expenses                                               75,000
           Other                                                          32,000
                                                                     -----------
                Gross deferred income tax assets                       3,455,000

       Valuation allowance                                             3,455,000
                                                                     -----------
                Deferred income tax assets, net of
                valuation allowance                                  $         -
                                                                     ===========

       The increase in the valuation allowance for the year ended October 31, 1996 was $1,916,000. Under SFAS No. 109, deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. A valuation allowance is then established to reduce the deferred income tax assets to the level at which it is "more likely than not" that the tax benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) taxable income in the current year or prior years that is available through carryback, (2) future taxable income that will result from the reversal of existing taxable temporary differences, and
       (3) future taxable income generated by future operations. Because of operating losses incurred since inception, the Company has provided a valuation allowance against all deferred income tax assets.

       At October 31, 1996, the Company has net operating loss carryforwards of approximately $7,560,000. The net operating loss carryforwards will expire at various times through 2011.

(6)    Provision for Contract Losses

       The Company entered into a software development contract with a customer in August 1995 for which estimated costs to complete are greater than total contract revenues. The Company has accrued an estimated loss of $1,093,000 relating to this contract at October 31, 1996.



                                      F-10

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

(7)    Related Party Transactions

       The Company is allocated charges from the Parent for the Company's estimated share of rent, computer leasing, marketing, and other shared services. These charges were approximately $317,000 for the year ended October 31, 1996 and are included in selling and marketing, general and administrative, and product development costs in the accompanying statement of operations. The Company believes that the charges for these items are comparable to those that could have been obtained in transactions with unaffiliated parties.

(8)    Segment Information and Major Customer

       The Company operates in a single industry segment: the development, marketing, and supporting of software products and the providing of consulting services to enable businesses to engage in Electronic Commerce.

       Revenues from one customer represented approximately 18% of the Company's revenues for the year ended October 31, 1996. No other single customer comprised 10% or greater of the Company's revenues in 1996.

(9)    Commitments and Contingencies

      (a)  Contractual Commitments

           In the normal course of its business, the Company has entered into service contracts with its customers. These contracts contain commitments, including, but not limited to, minimum standards and time frames against which the Company's performance is measured. In the event the Company does not meet its contractual commitments with its customers, the Company may incur penalties and/or certain customers may have the right to terminate their contracts with the Company. The Company does not believe it will fail to meet its contractual commitments to an extent that will result in a material adverse effect on its financial condition or results of operations.

      (b)  Contingencies

           The Company is subject to lawsuits, claims, and other complaints arising out of the ordinary conduct of its business. In the opinion of management, based in part upon the advice of legal counsel, all matters are adequately covered by insurance or, if not covered, are without merit or are of such kind or involve such amounts as would not have a material effect on the financial condition or results of operations of the Company if disposed of unfavorably.

(10)   Subsequent Event (Unaudited)

       On August 22, 1997, Harbinger Corporation (Harbinger) acquired all of the common stock of the Company for $12.0 million in cash and the assumption of $1.6 million in liabilities including transaction costs.


                                      F-11

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                             UNAUDITED BALANCE SHEET

                                 AUGUST 22, 1997

         ASSETS

                                                                    AUGUST 22, 1997
                                                                    ---------------
Accounts receivable, net of allowance for doubtful accounts of
     $0                                                               $    503,000
Property and equipment, less accumulated depreciation and
     amortization                                                          342,000
                                                                      ------------
                                                                      $    845,000
                                                                      ============





         LIABILITIES AND SHAREHOLDER'S DEFICIT

Accounts payable                                                      $    111,000
Accrued expenses                                                           335,000
Deferred revenue                                                           323,000
Accrued contract costs and losses                                          305,000
                                                                      ------------
     Total current liabilities                                           1,074,000
                                                                      ------------

Shareholder's deficit:
     Common stock, no par value; 10,000 shares authorized, 1,000
         shares issued and outstanding                                           -
     Additional paid-in capital                                         14,395,000
     Accumulated deficit                                               (14,625,000)
                                                                      ------------
         Total shareholder's deficit                                      (229,000)
                                                                      ------------

Commitments and contingencies

                                                                      $    845,000
                                                                      ============

           See accompanying notes to unaudited financial statements.



                                      F-12

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                       UNAUDITED STATEMENTS OF OPERATIONS

            PERIODS FROM NOVEMBER 1 THROUGH AUGUST 22, 1996 AND 1997

                                                          1996                1997
                                                       -----------        -----------
     Revenues:
         Services ..............................       $    34,000        $   575,000
         Software                                                -             30,000
                                                       -----------        -----------
              Total revenues....................            34,000            605,000
                                                       -----------        -----------

     Cost of revenues:
         Services ..............................           895,000          1,810,000
         Software                                                -                  -
                                                       -----------        -----------
              Total cost of revenues............           895,000          1,810,000
                                                       -----------        -----------

                  Gross margin..................          (861,000)        (1,205,000)
                                                       -----------        -----------
     Operating expenses:
         Selling and marketing..................         1,262,000          1,921,000
         General and administrative.............         1,042,000            811,000
         Depreciation and amortization..........            82,000             98,000
         Product development....................         1,043,000          1,431,000
                                                       -----------        -----------
              Total operating expenses..........         3,428,000          4,261,000
                                                       -----------        -----------

                  Operating loss................        (4,288,000)        (5,466,000)

     Income taxes ..............................                 -                  -
                                                       -----------        -----------

                  Net loss......................       $(4,288,000)       $(5,466,000)
                                                       ===========        ===========



           See accompanying notes to unaudited financial statements.


                                      F-13

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                       UNAUDITED STATEMENTS OF CASH FLOWS

            PERIODS FROM NOVEMBER 1 THROUGH AUGUST 22, 1996 AND 1997

                                                                                 1996                     1997
                                                                             ------------             -----------
Cash flows from operating activities:
    Net loss                                                                 $(4,288,000)             $(5,466,000)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
          Depreciation and amortization.......................                    82,000                   98,000
          (Increase) decrease in:
              Accounts receivable.............................                   (82,000)                (380,000)
              Prepaid expense.................................                    47,000                  129,000
              Other current assets............................                     3,000                   11,000
          Increase (decrease) in:
              Accounts payable................................                   180,000                 (204,000)
              Accrued expenses................................                    63,000                  139,000
              Deferred revenue................................                    32,000                  275,000
              Accrued contract costs and losses...............                   (53,000)                (788,000)
                                                                             -----------              -----------
                 Net cash used in operating activities........                (4,016,000)              (6,186,000)
                                                                             -----------              -----------

Cash flows from investing activities--purchases of property
    and equipment                                                               (127,000)                 (85,000)
                                                                             -----------              -----------

Cash flows from financing activities--capital contribution
    by Parent ................................................                 4,143,000                6,271,000
                                                                             -----------              -----------

          Net increase in cash................................                         -                        -

Cash at beginning of period...................................                         -                        -
                                                                             -----------              -----------

Cash at end of period.........................................               $         -              $         -
                                                                             ===========              ===========



           See accompanying notes to unaudited financial statements.



                                      F-14

                                  ACQUION, INC.
        (A WHOLLY OWNED SUBSIDIARY OF FD ENGINEERS & CONSTRUCTORS, INC.)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1)       Basis of Presentation

         These unaudited financial statements include the financial position as of August 22, 1997 and results of operations of Acquion, Inc. for the periods from November 1 through August 22, 1996 and 1997. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation of the unaudited financial statements of Acquion, Inc. as of August 22, 1997 and for the periods from November 1 through August 22, 1996 and 1997 have been included.
















                                      F-15





                                 Page 20 of 33